Exhibit 10.3

FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of June 30, 2010, is by and between Green Bancorp, Inc., a Texas corporation (“Indemnitor”), and [   ] (the “Indemnitee”).

WHEREAS, it is essential to Indemnitor to retain and attract as directors the most capable persons available; and

WHEREAS, Indemnitee is a director of Indemnitor; and

WHEREAS, Indemnitor and Indemnitee recognize the increased risk of litigation and other claims being asserted against managers, directors and officers of companies in today’s environment; and

WHEREAS, the Organizational Documents (as defined herein) require Indemnitor to indemnify and advance expenses to its directors to the extent provided therein, and Indemnitee serves as a director of Indemnitor, in part, in reliance on such provisions in the Organizational Documents; and

WHEREAS, Indemnitor has determined that its inability to retain and attract as directors the most capable persons available would be detrimental to the interests of Indemnitor, and that Indemnitor therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to Indemnitor in an effective manner, the increasing difficulty in obtaining satisfactory director and officer liability insurance coverage, and Indemnitee’s reliance on the Organizational Documents, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Organizational Documents will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the applicable provisions of the Organizational Documents or any change in the composition of the governing bodies of Indemnitor or acquisition transaction relating to Indemnitor), Indemnitor wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the directors’ and officers’ liability insurance policy of Indemnitor;

NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve Indemnitor directly or, at its request, as an officer, director, manager, member, partner, tax matters partner, fiduciary or trustee of, or in any other capacity with, another Person (as defined below) or any employee benefit plan, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Certain Definitions.  In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a)                                 Agreement:  shall mean this Indemnification Agreement, as amended from time to time hereafter.

(b)                                 Board of Directors:  shall mean the Board of Directors of Indemnitor.

(c)                                  Change in Control:  shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of Indemnitor or a Person owned directly or indirectly by the shareholders of Indemnitor in substantially the same proportions as their ownership of stock of Indemnitor, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Indemnitor representing 50% or more of the total voting power represented by Indemnitor’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose appointment by the Board of Directors or nomination for election by Indemnitor’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of Indemnitor approve a merger or consolidation of Indemnitor with any other Person, other than a merger or consolidation which would result in the Voting Securities of Indemnitor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of Indemnitor or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Indemnitor approve a plan of complete liquidation of Indemnitor or an agreement for the sale or disposition by Indemnitor of (in one transaction or a series of transactions) all or substantially all of Indemnitor’s assets.

(d)                                 Claim:  means any threatened, asserted, pending or completed civil, criminal, administrative, investigative or other action, suit or proceeding, or appeal thereof, or any inquiry or investigation, whether instituted by (or in the right of) Indemnitor or any other Person, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, in which Indemnitee was, is, or may be or will be involved as a party, witness or otherwise.

(e)                                  Fund Entities:       means any Person or employee benefit plan (other than Indemnitor or any other Person or any employee benefit plan Indemnitee has agreed, on behalf of Indemnitor or at Indemnitor’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, Indemnitor may also have an indemnification or advancement obligation.

(f)                                   Indemnifiable Expenses:  means (i) any and all direct and indirect liabilities, including judgments, damages, arbitration awards, fines, penalties, interest, appeal bonds and amounts paid in settlement with the approval of Indemnitor, (ii) all reasonable expenses and reasonable counsel fees and disbursements (including, without limitation, reasonable experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event, (iii) any liability pursuant to a loan guaranty or otherwise, for any indebtedness of Indemnitor or any subsidiary of Indemnitor, including, without limitation, any indebtedness which Indemnitor or any subsidiary of Indemnitor has assumed or taken subject to, and (iv) any liabilities which an Indemnitee incurs as a result of acting on behalf of Indemnitor (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise), and shall include (without limitation) all reasonable expenses and reasonable counsel fees and disbursements paid or incurred by or on behalf of an Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement or any other right provided by this Agreement (including, without limitation, such reasonable fees or expenses incurred in connection with legal proceedings contemplated by Section 2(d) hereof).

(g)                                  Indemnifiable Event:  means any event, occurrence, act or omission, whether occurring before, on or after the date of this Agreement, arising from the performance of Indemnitee’s duties or obligations to Indemnitor or any of its subsidiaries or affiliates, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which Indemnitee may hereafter be made a party or subject to by reason of being or having been an officer, director, manager, member, partner, tax matters partner, agent, fiduciary or trustee of, or having served in any other capacity with, another Person or any employee benefit plan at the request of Indemnitor.

(h)                                 Independent Legal Counsel:  means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for Indemnitor or the Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(i)                                     Jointly Indemnifiable Claim:  means any Claim for which Indemnitee shall be entitled to indemnification from both the Fund Entities and Indemnitor pursuant to applicable law, any indemnification agreement or the certificate or articles of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of Indemnitor and the Fund Entities.

(j)                                    Organizational Documents:  mean the certificate of formation and bylaws of Indemnitor, each as amended from time to time.

(k)                                 Person:  means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(l)                                     Reviewing Party:  means any appropriate person or body consisting of a member or members of the Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(m)                             Voting Securities:  means securities of Indemnitee which vote generally in the election of directors.

2.             Basic Indemnification Arrangement; Advancement of Expenses.

(a)           In the event that Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in or was, is or becomes subject to or is threatened to be made subject to, a Claim by reason of (or arising in part out of) an Indemnifiable Event, Indemnitor shall indemnify and hold harmless Indemnitee, or cause such Indemnitee to be indemnified, to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time; provided, however, that to the extent allowable under applicable law, no change in such law shall have the effect of reducing the benefits available to Indemnitee hereunder based on such law as in effect on the date hereof or as such benefits may improve as a result of amendments after the date hereof. The rights of Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement. Payments of Indemnifiable Expenses shall be made as soon as practicable but in any event no later than thirty (30) days after written demand is presented to Indemnitor, against any and all Indemnifiable Expenses.

(b)           If so requested by Indemnitee, Indemnitor shall advance, or cause to be advanced (within ten business days of such request), any and all Indemnifiable Expenses incurred by Indemnitee (an “Expense Advance”).  Indemnitor shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Indemnifiable Expenses on behalf of Indemnitee, or (ii) reimburse, or cause the reimbursement of, Indemnitee for such Indemnifiable Expenses.  Subject to Section (c) below and the requirements of Section 8.104 of the Texas Business Organizations Code, Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any condition that the Board of Directors shall not have determined that Indemnitee is not entitled to be indemnified under applicable law.  However, the obligation of Indemnitor to make an Expense Advance pursuant to this Section 2(b) shall be subject to the condition that, if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be so indemnified under applicable law, Indemnitor shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse Indemnitor within ten business days of such request) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide Indemnitor with an undertaking to repay any Expense Advance if it is ultimately determined that Indemnitee is not entitled to indemnification under applicable law).  Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.

(c)           Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Indemnifiable Expenses pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless (i) Indemnitor has joined in or the Board of Directors of Indemnitor has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement (including an action pursued by Indemnitee to secure a determination that Indemnitee should be indemnified under applicable law).

(d)           Notwithstanding the foregoing, the indemnification obligations of Indemnitor under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 is involved) that the indemnification of Indemnitee would not be proper under the circumstances because Indemnitee is not entitled to be indemnified under applicable law.  If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3.  If there is no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee is not entitled to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Texas having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and Indemnitor hereby consents to service of process and to appear in any such proceeding.  If Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, Indemnitee shall continue to be entitled to receive Expense Advances, and Indemnitee shall not be required to reimburse Indemnitor for any Expense Advance until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be so indemnified under applicable law.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on Indemnitor and Indemnitee.

(e)           To the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Expenses actually incurred in connection therewith, notwithstanding an earlier determination by the Reviewing Party that Indemnitee is not entitled to indemnification under applicable law.

3.             Change in Control.  Indemnitor agrees that if there is a Change in Control of Indemnitor (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or the Organizational Documents now or hereafter in effect relating to Claims for Indemnifiable Events, Indemnitor shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by Indemnitor (which approval shall not be unreasonably withheld).  Such counsel, among other things, shall render its written opinion to Indemnitor and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.  Indemnitor agrees to pay the reasonable fees of the

Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all reasonable expenses (including reasonable counsel fees and disbursements), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.             Indemnification for Additional Expenses.  Indemnitor shall indemnify, or cause the indemnification of, Indemnitee against any and all Indemnifiable Expenses and, if requested by Indemnitee, shall advance such Indemnifiable Expenses to Indemnitee subject to and in accordance with Sections 2(b) and 2(d), which are incurred by Indemnitee in connection with any action brought by Indemnitee for (a) indemnification or an Expense Advance by Indemnitor under this Agreement or any provision of the Organizational Documents and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by Indemnitor, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be, but only to the extent allowable under applicable law.

5.             Partial Indemnity, Etc.  If Indemnitee is entitled under any provision of this Agreement to indemnification by Indemnitor for some or a portion of the Indemnifiable Expenses in respect of a Claim but not, however, for all of the total amount thereof, Indemnitor shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6.             Burden of Proof.  In connection with any determination by the Reviewing Party, any court or tribunal or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party, court or tribunal or otherwise shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on Indemnitor (or any other Person disputing such conclusions) to establish, by clear and convincing evidence, that Indemnitee is not so entitled.

7.             Reliance as Safe Harbor.  Indemnitee shall be entitled to indemnification for any action or omission to act undertaken (a) in good faith reliance upon the records of Indemnitor, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of Indemnitor or any of its subsidiaries or affiliates in the course of their duties, or by committees of the Board of Directors, or by any other Person as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence, or (b) on behalf of Indemnitor in furtherance of the interests of Indemnitor in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of Indemnitor.  In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of Indemnitor shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

8.             No Other Presumptions.  For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9.             Nonexclusivity, Etc.  The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Organizational Documents, applicable law, or otherwise.  To the extent that a change in applicable law or the interpretation thereof (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Organizational Documents, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

10.          Liability Insurance.  To the extent Indemnitor maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for Indemnitor directors.

11.          Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of Indemnitor against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of Indemnitor shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

12.          Amendments, Etc.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13.          Subrogation.  In the event of payment under this Agreement, Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable Indemnitor effectively to bring suit to enforce such rights.  Indemnitor shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

14.          Jointly Indemnifiable Claims.  Given that certain Jointly Indemnifiable Claims may arise due to the relationship between the Fund Entities and Indemnitor and the service of Indemnitee as a director of Indemnitor at the request of the Fund Entities, Indemnitor acknowledges and agrees that Indemnitor shall be fully and primarily responsible for the indemnification and advancement of expenses of Indemnitee in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery Indemnitee may have from the Fund Entities or any of their respective affiliates.  Under no circumstance shall Indemnitor be entitled to any right of contribution by the Fund Entities or any of their affiliates and no right of recovery Indemnitee may have from the Fund Entities or any of their respective affiliates shall reduce or otherwise alter the rights of Indemnitee or the obligations of Indemnitor hereunder.  In the event that either of the Fund Entities or any of their respective affiliates shall make any payment to Indemnitee in respect of indemnification or advancement with respect to any Jointly Indemnifiable Claim, Indemnitor agrees that such payment or advancement shall not extinguish or affect in any way the rights of the Indemnitee under this Agreement and further agrees that the Fund Entity or affiliate making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against Indemnitor, who shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Fund Entities effectively to bring suit to enforce such rights.  Each of the Fund Entities and its respective affiliates shall be third-party beneficiaries with respect to this Section 14, entitled to enforce this Section 14 against Indemnitor as though each such Fund Entity or affiliate were a party to this Agreement.

15.          No Duplication of Payments.  Subject to Section 14 hereof, Indemnitor shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Organizational Documents, or otherwise) of the amounts otherwise indemnifiable hereunder.

16.          Defense of Claims.  Indemnitor shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by Indemnitor to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (b) the named parties in any such Claim (including any impleaded parties) include Indemnitor or any subsidiary of Indemnitor and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to Indemnitor or any subsidiary of Indemnitor or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at Indemnitor’s expense.  Indemnitor shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without Indemnitor’s prior written consent.  Indemnitor shall not, without the prior written consent of Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event which Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim.  Neither Indemnitor nor Indemnitee shall unreasonably withhold, condition or delay its or his or her consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.  In no event shall Indemnitee be required to waive, prejudice or limit attorney client privilege or work product protection or other applicable privilege or protection.

17.          Binding Effect, Etc.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the capital stock or business and/or assets of Indemnitor), assigns, spouses, heirs, executors and personal and legal representatives.  Indemnitor shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all of the capital stock or business and/or assets of Indemnitor, by written agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Indemnitor would be required to perform if no such succession had taken place.  This Agreement shall cover acts or omissions by Indemnitee while serving as a director of Indemnitor or while serving in any other capacity with another Person at the request of Indemnitor, regardless of when a Claim is brought.

18.          Security.  To the extent requested by Indemnitee and approved by the Board of Directors, Indemnitor may at any time and from time to time provide security to Indemnitee for the obligations of Indemnitor hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.

19.          Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

20.          Specific Performance, Etc.  The parties recognize that if any provision of this Agreement is violated by the parties hereto, Indemnitee may be without an adequate remedy at law.  Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

21.          Notices.   All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by telecopy, nationally recognized overnight courier or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

(a)                                 If to Indemnitor, to:

Green Bancorp, Inc.

4000 Greenbriar

Houston, TX 77098
Attn:  Manuel J. Mehos
Telephone:  (713) 275-8201
Fax:  (713) 275-8228

with a copy (which shall not constitute notice) to:

Bracewell & Giuliani LLP
1445 Ross Avenue
Suite 3800
Dallas TX 75202
Attn:  Sanford M. Brown
Telephone:  (214) 758-1093
Fax:  (214) 758-8300

(b)                                 If to Indemnitee, to the address set forth on the signature page hereto.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).  Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

22.          Counterparts.  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

23.          Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

24.          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

25.          Effect of 12 U.S.C. 1828(k). The obligations of Indemnitor and the rights of Indemnitee under this Agreement shall be subject to 12 U.S.C. 1828(k) and the rules and regulations promulgated thereunder.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GREEN BANCORP, INC.

By:
Name:
Title:

[Indemnitee]

Name and Business Address.

Attn:
Tel:
Fax:

[Signature Page to Indemnification Agreement]